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                                                                    EXHIBIT 99.1

                  DESKTOP DATA AND INDIVIDUAL ANNOUNCE MERGER

    INDUSTRY PIONEERS WILL COMBINE INTO $75 MILLION POWERHOUSE IN CUSTOMIZED
                            ELECTRONIC NEWS DELIVERY


Burlington, Mass. -- November 3, 1997-- Desktop Data, Inc. (Nasdaq: DTOP) and Individual, Inc. (Nasdaq: INDV) announced a definitive agreement to merge and form a new company, NewsEDGE Corporation. The merger brings together two pioneers of personalized news for business and financial professionals and will result in a powerful combination of complementary products, services, capabilities, and distribution channels.

Both founded in 1989, Desktop Data and Individual have defined the fast growing "news integration" market, currently expanding at a rate of 35 percent per year. Desktop Data excels in delivering real-time news and information to enterprises via intranets, local area and wide area networks. Individual is the pioneer in electronic personalized business information services, with products available to organizations and to individuals, via intranets, groupware, the Internet and e-mail. Combined, the two companies will become the clear market leader with more than 2,000 information sources under license, delivering more than 50,000 stories daily to more than 840,000 paid, registered, or authorized readers.

TERMS OF THE AGREEMENT

Approved unanimously by both companies' Boards of Directors, the merger calls for shares of Desktop Data common stock to be exchanged for all outstanding shares, options and warrants of Individual on the basis of one share of Desktop Data common stock for each two shares of Individual common stock. The transaction will be accounted for as a pooling of interests and is structured to qualify as a tax-free reorganization. Completion of the transaction is subject to customary conditions, including approval by the stockholders of both Desktop Data and Individual.

The board members and key management of each company have agreed to vote their shares in favor of the merger. Furthermore, each company has granted the other an option to purchase newly issued shares equal to approximately 20 percent of the current outstanding stock, exercisable upon certain events. The merger is expected to close in the first quarter of 1998, and at that time, Desktop Data will be renamed NewsEDGE Corporation.
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Under the agreement, Donald L. McLagan, Desktop Data's founder and CEO, will serve as chairman, president and CEO of the new company. Michael E. Kolowich, president, chairman and CEO of Individual, will be named vice chairman of NewsEDGE Corporation and will head the new company's transition team.

"This combination will accelerate the pace of innovation in an already fast-paced market," said Kolowich. "Our customers, partners, investors, and employees will benefit enormously as we jointly create the next generation of products and meld our sales and service organizations. Our technologies and operations are highly complementary, and the physical proximity to each other will facilitate rapid fusion of our teams and work. In NewsEDGE Corporation, we're creating the clear leader in news integration."

Complementary Strengths and Experience

In the past eight years, Desktop Data has built a strong reputation for delivering real-time news to corporations, financial institutions, government agencies and publishers. The company has more than 400 enterprise customers who receive constantly-updated news on their company intranets, LANs and WANs.

Headquartered less than a mile away, Individual has developed highly personalized news packages for both individual and enterprise settings. Its First!, NewsPage and HeadsUp products rely on a staff of industry-expert editors and powerful filtering technology to churn through tens of thousands of news items daily, yielding an extremely precise and relevant news package, organized by topic, industry, and company.

"NewsEDGE Corporation will combine expertise and energies as well as software and services," said McLagan. "Desktop Data has developed leadership in the enterprise news market, combined with a management focus on profits, cash and predictability. Individual has broken important new ground on the Internet with personalization, editorial enhancement, usability of integrated news, and a successful advertising model in one of the Internet's earliest success stories. We will leverage our innovation, focus and execution to create a leadership position for NewsEDGE."

LEADERSHIP IN COMBINATION

The two companies forming NewsEDGE Corporation have reported $75 million in revenues in the 12 months ending September 30, 1997, growing 35 percent over the same period a year earlier. As of September 30, 1997, the companies together had $61 million in cash, cash equivalents, and investments in marketable securities, and $2.5 million in debt and long-term obligations.
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Pro forma consolidated results indicate that for the nine month period ended
September 30, 1997, the two companies would have reported an operating loss of approximately $8.0 million, excluding mergers, acquisitions and disposition expenses of approximately $5.0 million. Negative cash flow from operations for the same nine-month period was approximately $1.0 million, excluding the effect of mergers, acquisitions and dispositions. McLagan and Kolowich observed that the new management team expects 1998 will be a year of investment and integration for NewsEDGE. "We will begin planning immediately the integration of the two organizations and product lines," McLagan stated. "It will be a huge effort, but will result in a clear understanding of how we can use the strengths of our combined portfolios to best serve our customers."

Both CEOs confirmed that they are committed to a growth track and profitability for the combined entity. "Our vision for NewsEDGE is that it must be more than a market leader. It must become a rapidly expanding and profitable business with the potential for enhanced returns to shareholders," Kolowich said. "The work we do now will position us to realize this vision."

The combined workforce of 436 is located at the companies' headquarters in Burlington, Massachusetts, and in offices around the world, and features a combined customer service organization of 225 professionals to market and support its services to major companies and institutions. A combined development staff of 101 is the world's most experienced in creating server, client, and infrastructure software for integrating, filtering, personalizing, and presenting vital news to business professionals.

Integrating the companies will involve working with customers to refine the design of a next generation news service, and developing plans to leverage and integrate customer sales and service, OEM and partner sales, and professional services.

"Between our companies, there is enough technology, customer momentum, subject-matter expertise, and experience in handling high-volume information flows to build a sustainable competitive advantage and clear leadership. We will emerge as the 'go-to' news integrator during this time of industry consolidation," said McLagan.

MERGER INFORMATION ON THE WEB

The companies forming NewsEDGE Corporation have created a new website with information on the companies, executives, and announcements relating to the merger,
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including screen shots and high-resolution photographs.  The site may be found at http://newsedgecorp.individual.com or http://newsedgecorp.desktopdata.com.

ABOUT INDIVIDUAL, INC.

Founded in 1989, Individual, Inc. is a pioneer and leading innovator of electronic personalized business information services. Through its exclusive information retrieval, filtering, and delivery technologies, Individual brings highly relevant, precisely targeted business news, information, and advertising to more than 2 million paid, registered, or licensed readers worldwide, authorized readers including more than 1.4 million additional paid news readers through Internet Service Providers. Individual's services include: First!, Individual NewsPage (http://www.newspage.com), HeadsUp, Hoover, CompanyLink and ClariNews. Individual's business partners include Lotus, Knight-Ridder, Microsoft Corp., NETCOM, Netscape, and Toshiba.

ABOUT DESKTOP DATA

Founded in 1988, Desktop Data, Inc. is the independent leader in enterprise delivery of real-time news and information. Desktop Data operates as a value-added news integrator to organizations. The company's unique combination of diverse, authoritative content, innovative on-line delivery technologies, and customization and support services empower its clients to transform news and information into a centrally-managed, competitive business resource. Desktop Data's flagship product, NewsEDGE, is used by nearly 170,000 business professionals in over 400 corporations, financial institutions and government offices worldwide. Desktop Data is headquartered in Burlington, Massachusetts, with sales offices throughout North America and Europe.

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Certain of the above statements, including, without limitation, any statements regarding the combined entity's expectations for future growth in revenues and users and achievement of profitability are forward looking statements that involve risks and uncertainties. Actual results could differ materially as a result of a variety of factors, including: dependence on the NewsEDGE Service, news providers, news transmission sources and key personnel, changes in the rapidly evolving market for customized business information services, changes in the mix of revenue sources including risks associated with achieving larger corporate sales, risks of technological change and new product introductions, risks associated with acquisitions including ClariNet Communications and CompanyLink, competitive developments, and the risk factors described from time to time in the SEC reports of Individual, Inc. and Desktop Data, Inc.
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NewsEDGE and NewsObjects are trademarks of Desktop Data, Inc.  NewsPage, First!,
CompanyLink, ClariNews, Hoover and HeadsUp are trademarks of Individual, Inc.
All other trademarks contained herein are the property of their respective owners.